UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 6, 2011

SUNWAY GLOBAL INC.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	000-27159 (Commission File Number)	26-1650042 (IRS Employer Identification No.)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-10-51905986

Not Applicable.
(Former name or former address, if changed since last report.)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, NY 10006
Tel: (212) 930 9700
Fax: (212) 930 9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 6, 2011, Liu Bo resigned as Chief Executive Officer and Chairman of the Board of Directors and all positions held in Sunway Global Inc. (the “Company”), effective as September 6, 2011.  There was no disagreement or dispute between Liu Bo and the Company which led to his resignation.

On September 6, 2011, the Board of Directors of the Company appointed Liang Deli as Chief Executive Officer and Chairman of the Board of Directors of the Company effective immediately. There is no understanding or arrangement between Liang Deli and any other person pursuant to which Liang Deli was selected as the Chief Executive Officer and Chairman of the Board of Directors of the Company.  Liang Deli does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Mr. Liang Deli joined the Company in 1997 and has been a director of the Company since June 2007.  He is in charge of the technology and market operations of the Company. Mr. Liang received a Bachelor degree in the field of Automatic Systems Design and Control from Shenyang Industry University in Liaoning Province, China in 1983.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2011	SUNWAY GLOBAL INC.

	By:	/s/ Liang Deli
Liang Deli
Chief Executive Officer